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
                                                                                                                      Exhibit 10.149
[LOGO OF THE ASSOCIATES]                                 Lease Agreement
Name and Address of Lessee ("Lessee")                            Name and Address of Lessor ("Lessor")
Meadow Valley Contractors, Inc.                                  Associates Leasing, Inc.

4411 S. 40th St., #D-11                                          PO Box 2340
Phoenix                  AZ    85040                             Newport Beach            CA  92658
====================================================================================================================================
DESCRIBE EQUIPMENT FULLY                                                                  LESSOR'S COST
                                                                               Equipment Total Cost $                    62,475.00
                                                                                                      ------------------------------
(1) Valew Freightliner FL70 Lube Truck VIN# 1FVABTBV51HJ17394
                                                                               Shipping&Handling Cost $                       0.00
                                                                                                      ------------------------------
                                                                               Installation Cost $                            0.00
                                                                                                      ------------------------------
                                                                               Other (Specify)                             $550.00
                                                                                                      ------------------------------
                                                                               TOTAL COST $                              63,025.00

                                                                                               -------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LOCATION OF EQUIPMENT:
4411 S th 40th St.                              Maricopa                    Phoenix                       AZ   85040
====================================================================================================================================
A. TERM:    48     Months following the first day of the        F. PAYMENT SCHEDULE: THE ADVANCE RENTAL PAYMENT IS
         ---------                                                 PAYABLE UPON DELIVERY OF THE LEASE APPLICATION TO
   month after delivery                                            LESSOR. INTERIM RENTAL IS PAYABLE UPON DELIVERY OF THE
                                                                   EQUIPMENT.
B. ADVANCE RENTAL PAYMENTS: FIRST RENTAL AND LAST
      0     RENTAL(S) PLUS APPLICABLE TAXES.                       THE REMAINING RENTAL PAYMENTS ARE PAYABLE AS FOLLOWS:
   --------                                                        MONTHLY ON THE FIRST DAY OF EACH MONTH BEGINNING ON
                                                                   THE FIRST DAY OF June     2001  (MO/YR).
C. INTERIM RENTAL: Per day rental for the period from                               --------------
   delivery to the first of the following month calculated      G. PURCHASE OPTION PRICE AT END OF TERM: $     12,605.00
   as Monthly Rental divided by 30 times the number of days        Plus Applicable Taxes                  --------------
   from the Delivery Date through the end of the month in
   which the Equipment is delivered plus applicable taxes.      H. TAX LEASE STATUS:  (check one and initial)

D. RENTAL PAYMENT:    48    Payments of $         1,319.39                 Tax Lease: If checked, this Lease is a Tax Oriented
                   --------              -----------------         -------
                                      PLUS APPLICABLE FEES         Lease and the provisions of Paragraph 13 of this Lease apply.
E. SECURITY DEPOSIT: $         0.00
                       ---------------                                X    Non-Tax Lease: If checked, this Lease is not a Tax
   Any Termination Value Table attached to this Lease is a         -------
   part of and incorporated in the terms of this Lease.            Oriented Lease and the provisions of Paragraph 13 of this
                                                                   Lease do not apply.

                                                                I.    5    MACRS Class Life of Equipment.
                                                                   -------
------------------------------------------------------------------------------------------------------------------------------------
                                                   TERMS AND PROVISIONS OF LEASE

1.    EFFECTIVE DATE:  The terms and provisions of this lease Agreement ("this Lease") and the obligations and liabilities of Lessee under this Lease are effective on the date of Lessor's acceptance of this Lease ("Effective Date"), even though the Term and
Lessee's obligation to pay the remaining Rental Payments may begin on a later date.

2.    LEASE:  Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor, under and subject to the terms and provisions hereof until the end of the Term specified above ("Term"), the personal property described above and on any supplemental schedule(s) identified as constituting a part of this lease (herein, with all present and future attachments, accessories, replacement parts, repairs, and additions, and all proceeds thereof, referred to as "Equipment"). This Lease is for the Term commencing on the date the Equipment is delivered to Lessee. For the term of any portion thereof, Lessee agrees to pay to Lessor aggregate rentals equal to the sum of all Rental Payments (including advance and interim rentals) in accordance with the Payment
Schedule.

3.    PLACE OF PAYMENT AND OBLIGATION TO PAY:  All Rental Payments are payable without notice or demand. All amounts payable under this Lease to Lessor are payable at Lessor's address set forth herein or at such other address as Lessor may specify from time to time in writing. Except as otherwise specifically provided herein. Lessee's obligation to pay the Rental Payments and all other amounts due or to become due under this Lease shall be absolute and unconditional under all circumstances, regardless of any set-off, counterclaim, recoupment, defense or other claim whatsoever. Any Security Deposit is held as security for Lessor's obligations and will be refunded in full, without interest, upon payment in full of these obligations.

4.    DELINQUENCY CHARGES: For each Rental Payment or other sum due under this Lease which is not paid when due, Lessee agrees to pay Lessor a delinquency charge calculated thereon at the rate of 1 1/2% per month for the period of delinquency or, at Lessor's option, 5% of such Rental Payment or other sum due under this Lease, provided that such a delinquency charge is not prohibited by law, otherwise the highest rate Lessee can legally obligate itself to pay and/or Lessor can legally collect. Lessee agrees to reimburse Lessor immediately upon demand for any amount charged to Lessor by any depositary institution because a check, draft or other order made or drawn by or for the benefit of Lessee is returned unpaid for any reason and, if allowed by law, to pay Lessor an additional handling charge in the amount of $25.00 or in the event applicable law limits or restricts the amount of such reimbursement and/or handling charge, the amounts chargeable under this provision will be limited and/or restricted in accordance with applicable law.

Page 1 of 4 of Lease Agreement dated  05/01/01     between     Meadow Valley Contractors, Inc.                            (Lessee)
                                     -------------          --------------------------------------------------------------
and   Associates Leasing, Inc.                           (Lessor) which includes, without limitation, an item of Equipment with the
    ---------------------------------------------------
following serial number:  1FVABTBV51HJ17394
                         -----------------------------

                                                             Original

                                                                                                            Lessee's Initials
                                                                                                      -----------------------------
                                                                                                               /s/ KDN
                                                                                                      -----------------------------

5. NO WARRANTIES BY LESSOR, MAINTENANCE, AND COMPLIANCE WITH LAWS: Lessor makes no representations or warranties as to the character of this transaction for tax or other purposes. Lessee acknowledges and agrees that: the Equipment is of a size, design, capacity and manufacture selected by Lessee; Lessor is not the manufacturer of the Equipment or the manufacturer's agent: LESSEE LEASES THE EQUIPMENT "AS IS" AND LESSOR HAS NOT MADE, AND DOES NOT MAKE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, QUALITY, MATERIAL, WORKMANSHIP, DESIGN, CAPACITY, MERCHANTABILITY, DURABILITY, FITNESS OR SUITABILITY OF THE EQUIPMENT FOR ANY USE OR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED. Lessee will not assert any claim whatsoever, regardless of cause, against Lessor. Lessee will not bring any suit or claim against or make any settlement with the manufacturer or seller to Lessor of the Equipment (both herein called "Seller") without Lessor's prior written consent; and the selection, servicing and maintaining of the Equipment shall be entirely at Lessee's risk and expense. Lessee agrees, at its own cost and expense: (a) to cause the Equipment to be operated with care and only by qualified personnel in the regular course of Lessee's business; (b) to comply with all applicable laws, rules and regulations relating to the Equipment, with any published instructions or specifications of the Seller and with all of the terms of any insurance policy covering the Equipment; (c) to obtain, or sign any documents Lessor deems necessary and any certificates of title required or permitted by law with respect to the Equipment; (d) to maintain the Equipment in good operating condition, repair and appearance; and (e) to furnish Lessor promptly with such financial statements and other information as Lessor may reasonably request from time to time.

6. TERMINATION VALUE: "Termination Value" of the Equipment is the value of the Equipment for purposes of insurance and casualty loss. If Lessor and Lessee have executed a Termination Value Table with respect to this Lease, the Termination Value as of any date will be the amount indicated on that table plus any accrued and unpaid Rentals or other amounts payable under this Lease as of that date. If Lessor and Lessee have not executed a Termination Value Table with respect to this Lease, the Termination Value as of any date shall mean an amount equal to the total of all accrued and unpaid Rental Payments and all other amounts then due and remaining unpaid plus the greater of: (a) the then Fair Market Value (as determined in accordance with Paragraph 12 of this Lease) of the Equipment as of that date in the same condition as when received by Lessee, reasonable wear and tear from the normal use thereof alone excepted, as well as in the condition required upon its return determined in accordance with Paragraph 21 of this Lease, and (b) an amount equal to all accrued and unpaid Rental Payments and all other amounts then due and remaining unpaid plus the then present worth of all unaccrued Rental Payments plus either (i) the Purchase Option Price, or (ii) if no purchase option is offered, the Fair Market Value (as determined in accordance with Paragraph 12 of this Lease) of the Equipment in the same condition as when received by Lessee, reasonable wear and tear from the normal use thereof alone excepted, as well as in the condition required upon its return determined in accordance with Paragraph 21 of this Lease. Present worth shall be determined by discounting such unaccrued Rental Payments from their respective due dates at the Rate of 0.00 %.
                         ----

7. INSURANCE: Lessee shall bear all risk of loss of, damage to, or destruction of the Equipment from the date of its delivery until its return. If, for any reason, any of the Equipment is lost, stolen, destroyed or damaged beyond repair, Lessee shall (a) immediately and fully inform Lessor with regard thereto, and (b) promptly pay to Lessor the Stipulated Loss Value calculated as of the date of payment thereof. Any amounts actually received by Lessor from insurance or otherwise on Lessee's behalf for such loss or damage shall be applied to reduce Lessee's obligation under this paragraph. Except as expressly provided herein, the total or partial destruction of the Equipment or the total or partial loss of use or possession thereof to Lessee, shall not release or relieve Lessee from its obligations and liabilities under this Lease. Lessee agrees to procure and maintain at all times on and after the Effective Date such liability, physical damage and other insurance as Lessor may require from time to time. Lessee agrees that all such insurance shall be in form and amount and with insurers satisfactory to Lessor, and that Lessee will deliver promptly to Lessor certificates or, upon request, policies satisfactory to Lessor evidencing such insurance. All liability policies shall name Lessor as an additional insured, and all physical damage policies shall provide that payment thereof shall be made to Lessor and Lessee as their interests may appear. Each policy shall provide that Lessor's interest therein shall not be invalidated by any acts, omissions or neglect of anyone other than Lessor, and shall contain the insurer's agreement to give Lessor at least 30 days prior written notice before cancellation or any material change in the policy shall be effective as to Lessor, whether such cancellation or change is at the direction of Lessee or the insurer.

8. TAXES: Lessee shall be liable for all taxes, levies, duties, assessments, and other governmental charges (including any penalties and interest, and any fees for titles or registration) levied or assessed against Lessee, Lessor or the Equipment, upon or with respect to the lease or the purchase, use, operation, leasing, ownership, value, return or other disposition of the Equipment, or the rent, earnings or receipts arising therefrom, exclusive, however, of any taxes based on Lessor's net income. Unless Lessor notifies Lessee in writing otherwise, Lessor will file all returns and remit all personal property taxes applicable to the Equipment. Lessee agrees to reimburse Lessor for all such personal property taxes immediately upon receipt of Lessor's invoice including without limitation such taxes assessed or arising during the term of this Lease but remitted by Lessor after the termination of this Lease.

At Lessor's option, Lessee agrees to remit, along with Lessee's rental payments under this Lease, an amount equal to a percentage of Lessor's reasonable estimate of the personal property taxes that will be assessable against the Equipment during the succeeding tax year. Any such amounts remitted to Lessor will be credited by Lessor against Lessee's obligations under this paragraph. Lessee will remain obligated in the event that such amounts are insufficient to fully reimburse Lessor for the actual amount of such taxes and any surplus will be either credited to Lessee's other obligations to Lessor or returned to Lessee. If requested, Lessee agrees to file promptly on behalf of Lessor all requested tax returns and reports concerning the Equipment in form satisfactory to Lessor, with all appropriate governmental agencies and to mail a copy thereof to Lessor concurrently with the filing thereof. Lessee further agrees to keep or cause to be kept and made available to Lessor any and all necessary records relevant to the use of the Equipment and pertaining to the aforesaid taxes, assessments and other governmental charges. The obligations arising under this paragraph shall survive payment of all other obligations under this Lease and the termination of this Lease.

9. LESSOR'S TITLE, STORAGE AND IDENTIFICATION OF EQUIPMENT: Title to the Equipment will at all times remain in Lessor and Lessee will at all times, at its own cost and expense, protect and defend the title of Lessor from and against all claims, liens and legal processes of creditors of Lessee and keep the Equipment free and clear from all such claims, liens and processes. Lessee agrees not to alter or modify the Equipment without first obtaining in each instance the prior written approval of Lessor. Upon the expiration or termination of this Lease, Lessee, at Lessee's sole expense, shall return the Equipment unencumbered to Lessor at a place to be designated by Lessor, and in the same condition as when received by Lessee, reasonable wear and tear resulting from normal use thereof alone excepted. Lessee shall, upon Lessor's request, and at Lessee's own expense firmly affix to the Equipment, in a conspicuous place, such label, sign or other device as Lessor may supply to identify Lessor as the owner and lessor of the Equipment. If Lessee fails to perform duly and promptly any of its obligations under this Lease (including, without limitation, insuring the Equipment), Lessor may perform the same, but shall not be obligated to do so, for the account of Lessee to protect the interest of Lessor or Lessee or both, at Lessor's option. Any amount paid or expense (including reasonable attorney's fees), penalty or other liability incurred by Lessor in such performance shall be payable by Lessee upon demand as additional rent for the Equipment.

10. POSSESSION, LOCATION OF EQUIPMENT, RIGHT OF INSPECTION AND ASSIGNMENT: The Equipment will be kept by Lessee at the location indicated herein, and will not be removed from said location without the prior written consent of Lessor.

Lessor shall have the right to inspect the Equipment at all reasonable times and from time to time as Lessor may require. Lessee will not sell, assign, transfer, pledge, encumber, secrete, sublet or otherwise dispose of any of the Equipment or any interest of Lessee in or under this Lease without Lessor's prior written consent. This Lease and all rights of Lessor under this Lease will be assignable by Lessor without Lessee's consent. LESSEE HEREBY WAIVES, RELINQUISHES AND DISCLAIMS AS TO ANY ASSIGNEE OF LESSOR ALL CLAIMS, RIGHTS OF SET-OFF AND DEFENSES LESSEE MAY HAVE AGAINST LESSOR, INCLUDING THE RIGHT TO WITHHOLD PAYMENT OF ANY MONIES WHICH MAY BECOME DUE UNDER THIS LEASE. After receiving notice of any assignment by Lessor, Lessee agrees that it will not, without the prior written consent of the assignee, purchaser or secured party, (i) prepay any amounts owing under this Lease; (ii) modify or amend this Lease; or (iii) exercise any rights which are exercisable only with the consent of the Lessor.

11. OPTIONS AVAILABLE TO LESSEE: PURCHASE OPTION: If the amount set forth as the Purchase Option Price is $-0- or is left blank, Lessee shall have no option whatsoever to purchase any of the Equipment. If "FMV" or a dollar amount other than $-0- is indicated as the Purchase Option Price, Lessee is not then in default and Lessee has paid all other amounts payable under the terms of this Lease, Lessee shall have the option to purchase all but not less than all of the Equipment subject to this Lease at the end of the Term of this Lease at the Purchase Option Price indicated. If "FMV" is designated as the Purchase Option Price, the purchase price shall be the Fair Market Value of the Equipment in the return condition required at the end of the Term

Page 2 of 4 Lease Agreement dated 05/01/01 between Meadow Valley Contractors,
                                  --------         --------------------------
Inc. (Lessee) and Associates Leasing, Inc. (Lessor) which includes, without
----              ------------------------
limitation, an item of Equipment with the following serial number:
1FVABTBV51HJ17394
-----------------

                                                               Lessee's Initials
                                                                    /s/ KDN

                                   Original

Any sales or other applicable taxes and any personal property or other taxes (whether or not then payable) assessable against the Equipment shall be the responsibility of Lessee and will be payable to Lessor along with the Purchase Option Price. Lessee must notify Lessor in writing at least ninety (90) days prior to the expiration of the Term of Lessee's intention to return the Equipment or to exercise any option to purchase. Failure to give such notice or to pay the Purchase Option Price on or before the expiration of the Term will render Lessee's option to purchase null and void. Lessor is authorized and directed to apply the amount of any security deposit to the Purchase Option Price and the balance, if any, of the Purchase Option Price must be received by Lessor no later than ten (10) days after the last day of the Lease Term. Upon receipt of the total Purchase Option Price and all other amounts payable under this Lease, Lessor shall convey the Equipment to Lessee AS IS, WHERE IS, WITHOUT ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

12. FAIR MARKET VALUE: The term "Fair Market Value" as used herein shall be determined on the basis of, and shall be equal in amount to, the value which the Equipment would obtain in an arms length sale transaction between an informed and willing buyer-user (other than a buyer currently in possession) and an informed and willing seller under no compulsion to sell and assuming that the Equipment is then in the condition required under the terms of the Lease. If on or before 60 days prior to the expiration of the Term of the Lease, Lessor and Lessee are unable to agree upon a determination of the Fair Market Value of such Equipment, such value shall be determined in accordance with the foregoing definition by a qualified independent appraiser selected by lessor. The appraiser shall be instructed to make such determination within a period of 45 days following appointment, but in no event later than 10 days prior to the expiration of the Term of the Lease, and shall promptly communicate such determination in writing to Lessor and Lessee. The appraiser's determination of such Fair Market Value shall be conclusively binding upon both Lessor and Lessee. The expenses and fees of the appraiser shall be borne by Lessee.

13. TAX INDEMNITY: Lessee and Lessor agree that Lessor shall be entitled to modified accelerated cost recovery (or depreciation) deductions with respect to the Equipment, and should, under any circumstances whatsoever, except as specifically set forth below, either the United States government or any state tax authority disallow, eliminate, reduce, recapture, or disqualify, in whole or in part, any benefits consisting of accelerated cost recovery (or depreciation) deductions with respect to any Equipment, Lessee shall then indemnify Lessor by payment to Lessor, upon demand, of a sum which shall be equal to the amount necessary to permit Lessor to receive (on an after-tax basis over the full term of this Lease) the same after-tax cash flow and after-tax yield assumed by lessor in evaluating the transactions contemplated by this Lease (referred to hereafter as "Economic Return") that Lessor would have realized had there not been a loss or disallowance of such benefits, together with, on an after-tax basis, any interest or penalties which may be assessed by the governmental authority with respect to such loss or disallowance. In addition, if Lessee shall make any addition or improvement to any Equipment, and as a result thereof, Lessor is required to include an additional amount in its taxable income, Lessee shall also pay to Lessor, upon demand, an amount which shall be equal to the amount necessary to permit Lessor to receive (on an after-tax basis over the full term of this Lease) the same Economic Return that Lessor would have realized had such addition or improvement not been made. Lessor and Lessee agree that the Class Life of the Equipment for federal income tax purposes is as indicated on the front side of this Equipment Schedule.

Lessee shall not be obligated to pay any sums required by this section with respect to any Equipment in the event the cause of the loss of the deductions results solely from one or more of the following events: (1) a failure of Lessor to timely modified accelerated cost recovery (or depreciation) deductions for the Equipment in Lessor's tax return, other than a failure resulting from the Lessor's determination, based upon opinion of counsel or otherwise, that no reasonable basis exists for claiming accelerated cost recovery (or depreciation) deductions, or (2) a failure of Lessor to have sufficient gross income to benefit from accelerated cost recovery (or depreciation) deductions. Lessor agrees to promptly notify Lessee of any claim made by any federal or state tax authority against the Lessor with respect to the disallowance of cost recovery (or depreciation) deductions.

All amounts payable by Lessee pursuant to this section shall be payable directly to Lessor. All the indemnities contained in this section shall continue in full force and effect notwithstanding the expiration or other termination of the Lease in whole or in part and are expressly made for the benefit of, and shall be enforceable by, Lessor.

Lessee's obligations under this section shall be that of primary obligor irrespective of whether Lessor shall also be indemnified with respect to the same matter under some other agreement by another party. The obligations of Lessee under this section are expressly made for the benefit of, and shall be enforceable by, Lessor without necessity of declaring the Lease in default and Lessor may initially proceed directly against Lessee under this section without first resorting to any other rights of indemnification it may have.

14. DEFAULT BY LESSEE: If Lessee at any time defaults in any of its obligations to Lessor, such default shall be considered an abandonment of all options herein and all options herein shall immediately expire and become null and void.

15. OPTIONS NOT ASSIGNABLE: It is agreed that Lessee's rights under this Lease are not assignable and that no modification of the provisions hereof shall be binding unless in writing and signed by an officer of the party to be charged.

16. DEFAULT AND REMEDIES: An event of default shall occur if: (a) any rental Payment or any other amount owed by Lessee to Lessor hereunder is not paid promptly when due; (b) Lessee breaches any warranty or provision hereof, (c) Lessee ceases to do business as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or takes advantage of any law for the relief of debtors; (d) any property of Lessee is attached; (e) a petition in bankruptcy or for an arrangement, reorganization, composition, liquidation, dissolution or similar relief is filed by or against Lessee under any present or future statute, law or regulation; (f) Lessee or its shareholders take any action looking to its dissolution or liquidation; (g) a trustee or receiver is appointed for Lessee or for any substantial part of its property; (h) if there shall occur an (i) appropriation, (ii) confiscation, (iii) retention, or (iv) seizure of control, custody or possession of the Equipment by any governmental authority including, without limitation, any municipal, state, federal or other governmental entity or any governmental agency or instrumentality (all such entities, agencies and instrumentalities shall hereinafter be collectively referred to as "Governmental Authority"); or (i) if anyone in the control, custody or possession of the Equipment or the Lessee is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used the Equipment in connection with the commission of any crime (other than a misdemeanor moving violation). Upon the occurrence of an event of default Lessee shall be in default hereunder and Lessor may, at its option, with or without notice to Lessee (a) declare all sums due and to become due hereunder and all other sums then owing by Lessee to Lessor to be immediately due and payable; (b) proceed by appropriate court action or actions or other proceedings either at law or in equity to enforce performance by Lessee of any and all provisions of this Lease and to recover the damages for the breach thereof; (c) require Lessee to assemble the Equipment and deliver same forthwith to Lessor at Lessee's expense at such place as Lessor may designate which is reasonably convenient to both parties; (d) exercise one or more of the rights and remedies available to a secured party under the Uniform Commerical Code, whether or not this transaction is subject thereto; (e) enter, or its agents may enter, without notice or liability or legal process, into any premises where the Equipment may be, or is believed by Lessor to be, and repossess all or any part thereof, disconnecting and separating the same from any other property and using all force necessary and permitted by applicable law, Lessee hereby expressly waiving all further rights to possession of the Equipment after default and all claims for injuries suffered through or loss caused by such repossession; and/or (f) apply any security deposit or other amounts held by Lessor to any indebtedness of Lessee to Lessor. In addition, Lessee agrees to pay, to Lessor, as liquidated damages for loss of the bargain and not as a penalty, (1) the Stipulated Loss Value plus (2) all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and other legal expenses, less (3) any amount actually received by Lessor from the re-lease, sale or other disposition of the Equipment. Lessee hereby waives any right to trial by jury in any proceeding arising out of this Lease. Nothing herein contained will require Lessor to re-lease, sell or otherwise dispose of the Equipment. No remedy of Lessor hereunder shall be exclusive of any other remedy herein or provide by law, but each shall be cumulative and in addition to every other remedy. A waiver of a default shall not be a waiver of any other or a subsequent default. If allowed by law, "the reasonable fees for attorneys" retained by Lessor shall include the amount of any flat fee, retainer, contingent fee or the hourly charges of any attorney retained by Lessor in enforcing any of Lessor's rights hereunder or in the prosecution or defense of any litigation related to this Agreement or the transactions contemplated by this Agreement. All notices to Lessee relating hereto will be considered received when delivered in person or mailed to Lessee at the address set forth in this Agreement, or at any later address designated in writing by Lessee.

17. INDEMNITY: Lessor (which term as used herein includes lessor's successors, assigns agents, and servants) shall have no responsibility or liability to Lessee, its successors or assigns or any other person with respect to any Liabilities (as "Liabilities" is herein defined), and Lessee hereby assumes liability for, and hereby agrees, at its sole cost and expense, to indemnify, defend, protect and save Lessor and keep it harmless from and against, any and all Liabilities. The term "Liabilities" as used herein shall include any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements of whatsoever kind and nature, including legal fees and expenses, (whether or not any transaction contemplated hereby is consummated) imposed on, incurred by or asserted against Lessor or the Equipment (whether by way of strict or absolute liability or otherwise) and in any way relating to or arising out of this Lease or the selection, manufacture, purchase, acceptance, ownership, delivery, non-delivery, lease, possession, use, operation, condition, servicing, maintenance, repair, improvement, alteration, replacement, storage, return or other disposition of the Equipment (including without limitation, (i) claims as a result of latent or patent defects, whether or not discoverable by Lessor or Lessee, (ii) claims for trademark, patent or copyright infringement, and (iii) tort claims of any kind (whether based on Lessor's alleged negligence or otherwise), including claims for injury or damage to property, or injury or death to any person (including Lessee's employees) or, for any claim or liability hereby, indemnified against. The indemnities arising under this paragraph shall survive payment of all other obligations under this Lease and the termination of this Lease.

Page 3 of 4 of Lease Agreement dated 05/01/01 between Meadow Valley Contractors, Inc. (Lessee) and Associates Leasing, Inc. (Lessor) which includes, without limitation, an item of Equipment with the following serial number:
1FVABTBV51HJ17394
                                                               Lessee's Initials
702004 Rev 11:00                                               -----------------
se02004 woc Standard: FMV Tax Lease                              /s/ KDN
1 10                                                           -----------------
                                   Original

18. POWER OF ATTORNEY. LESSEE HEREBY APPOINTS LESSOR OR ANY OFFICER, EMPLOYEE OR DESIGNEE OF LESSOR OR OF ANY ASSIGNEE OF LESSOR AS LESSEE'S NAME,
TO: (a) PREPARE, EXECUTE AND SUBMIT ANY NOTICE OR PROOF OF LOSS IN ORDER TO REALIZE THE BENEFITS OF ANY INSURANCE POLICY INSURING THE EQUIPMENT; (b) PREPARE, EXECUTE AND FILE ANY INSTRUMENT WHICH, IN LESSOR'S OPINION, IS NECESSARY TO PERFECT AND/OR GIVE PUBLIC NOTICE OF THE INTERESTS OR SUCH ASSIGNEE'S ATTORNEY-IN-FACT TO, IN LESSEE'S, ASSIGNEE'S OR LESSOR'S OF LESSOR IN THE EQUIPMENT; AND (c) ENDORSE LESSEE'S NAME ON ANY REMITTANCE REPRESENTING PROCEEDS OF ANY INSURANCE RELATING TO THE EQUIPMENT OR THE PROCEEDS OF THE SALE, LEASE OR OTHER DISPOSITION OF THE EQUIPMENT (WHETHER OR NOT THE SAME IS A DEFAULT HEREUNDER).

19. PRIVACY WAIVER: Lessor may receive from and disclose to any individual, corporation, business trust, association, company, partnership, joint venture, or other entity (herein collectively, the "Entity"), including, without limiting the generality of the foregoing, Lessor's parent or any affiliate or any subsidiary of Lessor and any credit reporting agency or other entity whether or not related to Lessor for any purpose, information about Lessee's accounts, credit application and credit experience with Lessor and Lessee authorizes any Entity to release to Lessor any information related to Lessee's accounts, credit experience and account information regarding the Lessee. This shall be continuing authorization for all present and future disclosures of Lessee's account information, credit application and credit experience on Lessee made by Lessor, or any Entity requested to release such information to Lessor.

20. DEBT TRANSACTIONS. Lessor may but shall not be required to offer Lessee the option of paying any of Lessee's obligations to Lessor through printed checks ("Debit Transactions") drawn pursuant to this authorization upon Lessee's checking account, using Lessee's checking account number, bank routing code and other information which Lessee provides to Lessor prior to the first Debit Transaction. Lessee authorizes Lessor to initiate Debit Transactions from Lessee's checking account in the amount necessary to pay the rental payments, delinquency charges, or such other amounts as may now or hereafter be due hereunder or under any other present or future agreement with or which is held by Lessor, plus a fee of ten dollars ($10.00) for each Debit Transaction initiated by Lessor. In the event applicable law prohibits or restricts the amount of such fee, the fee chargeable under this provision shall be limited and/or restricted in accordance with applicable law. Lessor may from time to time increase or decrease the Debit Transaction fee upon prior written notice addressed to Lessee's last known address as shown on the records of Lessor and such increase or decrease shall be effective as stated in the written notice. Unless prohibited by applicable law, Lessee's continued use of Debit Transactions after the effective date specified in such notice shall conclusively establish Lessee's agreement to pay the new Debit Transaction fee stated therein. Lessee authorizes Lessor or any officer, employee or designee of Lessor to endorse Lessee's name as drawer on any printed check drawn in accordance with this authorization. Until cancelled by Lessee, this authorization shall be valid for all Debit Transactions Lessor initiates in payment of Lessee's obligations hereunder or under any other present or future agreement with or which is held by Lessor. This authorization may be canceled at any time by Lessee giving at least three (3) business days prior written notice to Lessee's bank and Lessor. Payment by Debit Transactions is not required by Lessor nor is its use a factor in the approval of credit.

21. GENERAL PROVISIONS: To the extent that any court of law at any time deems Lessee to have an interest in any of the Equipment during the Term or any Renewal Term and following the purchase by Lessee of any item of the Equipment (whether pursuant to a purchase option or otherwise), it is the intention of the parties that Lessor have a security interest ("PMSI") in the portion of the Equipment (such portion, together with any proceeds thereof, is referred to as the "Collateral") that was acquired by Lessee with funds advanced by Lessor for the Collateral (the "PMSI Debt"). The collateral shall secure only the unpaid balance of monies advanced by the Lessor for the acquisition of the Collateral. The PMSI Debt shall be secured only by the Collateral and no other property of Lessee. All payments made by Lessee to Lessor with reference to this Lease shall be applied first to late charges, then to any other fees or other amounts payable hereunder other than the PMSI Debt, until all of such indebtedness is paid in full, and then to the PMSI Debt, and all proceeds of the Collateral shall be applied only to the payment of PMSI Debt. Upon payment in full of the PMSI Debt, all security interests of Lessor in the Collateral shall be terminated. This provision controls over any conflicting provision of language in this Agreement or in any other agreement between Lessor and Lessee unless the parties mutually agree in writing in a subsequent agreement to override this provision.
Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. This Lease and any addenda referred to herein constitute the entire agreement of the parties hereto. No oral agreement, guaranty, promise, condition, representation or warranty shall be binding. All prior conversations, agreements or representations related hereto and/or to the Equipment are superseded hereby, and no modification hereof shall be binding unless in writing and signed by an officer of the party to be bound. The only copy of this Lease that will constitute "chattel paper" for purposes of the Uniform Commercial Code is the original of this Lease marked "Original For Associates".

22. RENEWAL. Unless Lessee notifies Lessor in writing at least ninety (90) days prior to the expiration of the Term of Lessee's intention to return the Equipment or to exercise any option to purchase, or Lessor notifies Lessee in writing at least ninety (90) days prior to the expiration of the Term of Lessor's intention to terminate this Lease, this Lease will automatically renew and continue on a month to month basis following the initial Term ("Renewal Term") until such time as either Lessor or Lessee provides the other party with at least ninety (90) days prior written notice of that party's intention to terminate this Lease. Rental Payments will continue to be due and owing until expiration of such notice period. All of the terms and provisions of this Lease shall govern during any Renewal Term, except that any option on the part of Lessee to purchase the Equipment shall automatically expire on the expiration of the Term and shall be inapplicable to any Renewal Term.

23. RETURN OF EQUIPMENT: If Lessee does not exercise, or is precluded from exercising, the option to purchase the Equipment at the expiration of the Term or any Renewal Term of this Lease, Lessee shall, at Lessee's sole cost and expense, return all, but not less than all, of the Equiptment to Lessor immediately upon the expiration of the Term or any Renewal Term of this Lease pursuant to the terms and conditions contained in Lessor's Standard Return Conditions for equipment similar to the Equipment subject to this Lease (a copy of which has been delivered to Lessee in conjunction with this lease).

If Lessee does not surrender the Equipment to Lessor as herein provided, Lessee will be in default of this Lease as to such Equipment, and Lessee shall pay Lessor, as liquidated damages and not as penalty, an amount equal to one hundred ten percent (110%) of the Monthly Rental Payment applicable to such Equipment. Such payment shall commence with the month immediately following the end of the Term or any Renewal Term and shall continue thereafter monthly until the Equipment is returned to Lessor. Lessee agrees that such liquidated damages are a reasonable estimate and fair compensation for the costs, expenses, residual value exposure and other losses, which are incapable of an exact determination, incurred by Lessor as a result of Lessees retaining possession of the Equipment beyond the end of the Term or any Renewal Term. Notwithstanding the foregoing, Lessor shall have the right to obtain immediate possession of the Equipment at any time after the end of the Term or any Renewal Term for such Equipment.
--------------------------------------------------------------------------------
         DELIVERY AND ACCEPTANCE OF EQUIPMENT (Check Appropriate Box)

Lessee's obligations and liabilities under this Lease are absolute and unconditional under all circumstances and regardless of any failure of operation or loss of possession of any item of Equipment or the cessation or interruption of Lessee's business for any reason whatsoever.

     On   4-30-01   , the Equipment leased under this Lease was delivered to
        ------------
     Lessee with all installation necessary for the proper use of the Equipment completed at a location agreed to by Lessee and the Equipment was inspected by Lessee and found to be in satisfactory condition in all respects and delivery thereof was unconditionally accepted by Lessee.

     The Equipment leased under this Lease has not yet been delivered to or accepted by Lessee and, upon delivery, Lessee agrees to execute such delivery and acceptance certificate as Lessor or Lessor's assignee requires.

================================================================================
THE UNDERSIGNED HEREBY AGREE TO ALL THE TERMS AND PROVISIONS SET FORTH ON ALL FOUR PAGES OF THIS LEASE AND ALL RIDERS EXECUTED IN CONNECTION HEREWITH. LESSEE ACKNOWLEDGES RECEIPT OF A COMPLETE COPY OF THIS LEASE TOGETHER WITH ALL RIDERS AND OF LESSOR'S STANDARD RETURN CONDITIONS.

LESSEE:                                            LESSOR:

Meadow Valley Contractors, Inc.                    Associates Leasing, Inc.


By /s/ Kenneth D. Nelson                           By /s/ Jennifer Wedzick
  -----------------------------------------------    ----------------------------------------------
Title  Vice President                              Title  Credit Manager
     --------------------------------------------       -------------------------------------------
Date: 05/01/01 Federal Tax ID #: 88-0171959        Date: 05/01/01 Federal Tax ID #: 351149729
     ----------                 -----------------       ----------                 ----------------
Page 4 of 4 of Lease Agreement dated 05/01/01  between   Meadow Valley Contractors, Inc.   (Lessee)
                                    ----------         -----------------------------------
and   Associates Leasing, Inc.                     (Lessor) which includes, without limitation, an
    ----------------------------------------------
item of Equipment with the following serial number:
      1FVABTBV51HJ17394
    ---------------------------

                                   Original

                          AMENDMENT TO LEASE AGREEMENT
                         (PURCHASE AND RENEWAL OPTIONS)
[LOGO OF THE ASSOCIATES]

This Amendment To Lease Agreement (this "Amendment") is attached to and incorporated into the terms of that certain Lease Agreement (the "Lease") bet as Lessor, and Meadow Valley Contractors, Inc., as Lessee, dated 5/1/01.
            --------------------------------                  ------

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee hereby agree to amend the Lease as follows:

1. Paragraph 11 of the Lease is hereby deleted and the following inserted in lieu thereof:

     11. OPTIONS AVAILABLE TO LESSEE:

     A. Option To Purchase During Term. Lessor hereby grants to Lessee the option to purchase all, but not less than all, of the Equipment described in the Lease on 5/15/04 (the "Option Date") upon the
                                    -------
          following terms and conditions: (1) Lessee gives Lessor written notice of Lessee's intent to exercise this option to purchase at least 60 but not more than 90 days prior to the Option Date and (2) Lessee has paid all Rental Payments accruing prior to the Option Date on or before the Option Date. Failure to give such notice or to pay the Term Option Price on or before the Option Date will render the Lessee's option to purchase null and void. The purchase price for the Equipment on the Option Date will be the then Fair Market Value of the Equipment which, for purposes of the Option Date only, Lessor and Lessee agree will be $28,042.75 plus an amount equal to any applicable taxes on the above
           ---------
          sum (the "Term Option Price"). Lessor and Lessee agree that the Term Option Price is a reasonable prediction of the then Fair Market Value of the Equipment. The Term Option Price will be payable on the Option Date in cash or, at Lessee's option, as provided in Paragraph B. of this Amendment. Upon such payment, Lessor will execute a bill of sale conveying title to the Equipment to Lessee on an "AS IS, WHERE IS" BASIS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND.

     B. Conversion Option During Term. In the event Lessee exercised Lessee's option to purchase the Equipment on the Option Date as provided in paragraph A above, Lessee may elect to pay the Term Option Price to Lessor upon the following terms and conditions: (1) Lessee agrees to pay the Term Option Price in 24 equal consecutive monthly installments
                                       --
          of $1,287.57 each with the first such installment payable on the
             ---------
          Option Date and each succeeding installment payable on a like date of each month thereafter until fully paid and provided that the final installment will be in the amount of the then remaining unpaid balance. In addition to the payment provided above, Lessee promises and agrees to pay interest at the rate of 9.5% per annum payable
                                                    ---
          monthly on the unpaid principal balance; (2) Lessee agrees to give Lessor written notice of Lessee's election pursuant to this Paragraph at least 60 but not more than 90 days prior to the Option Date (failure to give such notice on or before the Option Date will render the Lessee's "Conversion Option" null and void); (3) Lessee grants to Lessor, its successors and assigns, a security interest in the Equipment complete with all present and future attachments, accessories, replacement parts, repairs, additions, and all proceeds thereof, all herein referred to collectively as "Collateral" to secure payment and performance of the foregoing obligations and all absolute and all contingent obligations and liabilities of Lessee to Lessor, or to any assignee of Lessor; (4) Lessee will be a "debtor" and Lessor a "secured party" as those terms are used under the Uniform Commercial Code; (5) Lessee agrees, at its own cost and expense, to do everything necessary or expedient to perfect and preserve the security interest of Lessor granted hereunder; and (6) All of the terms and provisions of the Lease will be and remain in full force and effect except as indicated in this paragraph.

     C. Option to Purchase Upon Expiration of Term: Lessor hereby grants to Lessee the option to purchase all, but not less than all, of the Equipment described in the Lease at the expiration of the Term provided that Lessee is not then in default under the terms of the Lease and that Lessee gives Lessor written notice of Lessee's intent to exercise this option to purchase at least 90 but not more than 120 days prior to the expiration of the Term of the Lease. Failure to give such notice on or before the expiration of the Term of the Lease, will render the Lessee's option to purchase null and void. The purchase price will be payable on the expiration date of the Lease. The purchase price to be paid to Lessor for the Equipment will be the then Fair Market Value of the Equipment which Lessor and Lessee agree will be $12,605.00, plus an amount equal to the Rental Payments then
             ----------
          unpaid under the terms of
          the Lease, plus applicable taxes, if any, on the above sum, all payable in cash. Lessor and Lessee agree that the foregoing purchase price is a reasonable prediction of the Fair Market Value of the Equipment at the expiration of the Term. Upon such payment, Lessor will execute a bill of sale conveying title to the Equipment to Lessee on an "AS IS, WHERE IS" BASIS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND.

     D. Renewal of Lease: In the event that Lessee does not exercise or is precluded from exercising Lessee's option specified in Paragraph C, the Lease will renew and continue with respect to all, but not less than all, of the Equipment described in the Lease, following the expiration of the Term of the Lease, for a period of 12 months (the "Renewal Term"), upon the following terms and conditions: (1) Lessee must pay to Lessor for the Renewal Term 12 Rental Payments in the amount of $1,105.25 each for each month of the Renewal Term, which will be due and payable on the first day of each month during the Renewal Term and (2) all of the terms and conditions of the Lease will continue to remain in full force and effect during the Renewal Term and, if this option to renew becomes effective, the word "Term" wherever the same appears in the Lease will include the Renewal Term.

     E. Option To Purchase On Expiration Of Renewal Term: Lessor hereby grants to Lessee the option to purchase all, but not less than all, of the Equipment described in the Lease at the expiration of the Renewal Term provided that Lessee is not then in default under the terms of the Lease and that Lessee gives Lessor written notice of Lessee's intent to exercise this option to purchase at least 90 but not more than 120 days prior to the expiration of the Renewal Term. Failure to give such notice on or before the expiration of the Renewal Term of the Lease, will render the Lessee's option to purchase null and void. The purchase price will be payable on the expiration of the Renewal Term. The purchase price to be paid to Lessor for the Equipment will be the then Fair Market Value (as defined in the Lease) of the Equipment plus an amount equal to the Rental Payments then unpaid under the terms of the Lease, plus applicable taxes, if any, payable in cash. Upon such payment, Lessor will execute a bill of sale conveying title to the Equipment to Lessee on an "AS IS, WHERE IS" BASIS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND.

2. Paragraph 21 of the Lease is hereby deleted and the following inserted in lieu thereof:

     RETURN OF EQUIPMENT: If Lessee does not exercise, or is precluded from exercising, the option to purchase the Equipment at the expiration of the Renewal Term of this Lease, Lessee shall, at Lessee's sole cost and expense, return all, but not less than all, of the Equipment to Lessor immediately upon the expiration of the Renewal Term of this Lease pursuant to the terms and conditions contained in Lessor's Standard Return Conditions for equipment similar to the Equipment subject to this Lease (a copy of which has been delivered to Lessee in conjunction with this Lease). If Lessee does not surrender the Equipment to Lessor as herein provided, Lessee will be in default of this Lease as to such Equipment, and Lessee shall pay Lessor, as additional liquidated damages and not as penalty, an amount equal to one hundred ten percent (110%) of the Monthly Rental Payment applicable to such Equipment. Such payment shall commence with the month immediately following the end of the Renewal Term and shall continue thereafter monthly until the Equipment is returned to Lessor. Lessee agrees that such liquidated damages are a reasonable estimate and fair compensation for the costs, expenses, residual value exposure and other losses, which are incapable of an exact determination, incurred by Lessor as a result of Lessees retaining possession of the Equipment beyond the end of the Renewal Term. Notwithstanding the foregoing, Lessor shall have the right to obtain immediate possession of the Equipment at any time after the end of the Renewal Term for such Equipment.

3. DEFINED TERMS: The terms "Equipment", "Fair Market Value", "Rental Payments", and "Term" as used herein have the same meaning as defined in the Lease (and as modified in this Agreement).

4. DEFAULT BY LESSEE: If Lessee at any time defaults in any of its obligations to Lessor, such default will be considered an abandonment of the options contained in this Agreement and the options herein will immediately expire and become null and void.

5. OPTIONS NOT ASSIGNABLE: It is agreed that Lessee's rights under this Amendment are not assignable and that no modification of the provisions hereof will be binding unless in writing and signed by an officer of the party to be charged.

6. Except as expressly modified hereby, the Lease is and shall remain in full force and effect.


Lessor Associates Leasing, Inc.          Lessee Meadow Valley Contractors, Inc.
       -----------------------                  -------------------------------
By /s/ Jennifer Wedzick                  By /s/ Kenneth D. Nelson

Title CREDIT MANAGER                     Title VICE PRESIDENT


                                        2